SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 31, 2006

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway
Suite 1050
Houston, Texas 77056
(Address of principal executive offices including Zip Code)

(713) 888-0660
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors

On September 24, 2006, William Flores (“Mr. Flores”) informed Trulite, Inc. (the “Company”) that because of time constraints affecting his ability to perform his duties as a director, he intended to resign as a member of the Company’s Board of Directors (the “Board”). His resignation was effective October 31, 2006, upon the naming of his successor. A copy of Mr. Flores’s letter of resignation has been filed with this form as Exhibit 17.2.

Election of Directors

Effective October 31, 2006, the Board acted by unanimous written consent to increase the number of directors to seven and elect both Jonathan Godshall (“Mr. Godshall”) and John White (“Mr. White”) to serve on the Board.

Related Party Transactions

Effective August 11, 2006, prior to Mr. Godshall’s being elected to serve on the Board , the Board appointed Mr. Godshall as President and Chief Executive Officer of the Company. At that time the Company entered into an employment agreement with Mr. Godshall, pursuant to which Mr. Godshall was to be, and continues to be, employed for a one-year term.

On August 7, 2006, the Board granted Mr. Godshall a stock option to acquire 676,626 shares of Company common stock, at an exercise price of $1.00 per share and which vests 25% each year with the first year starting one year after the date of employment as a consultant which was June 15, 2006. The vesting ends on June 15, 2010. The stock option expires on August 7, 2013. In addition, Mr. Godshall’s employment agreement provides that the Board will grant him additional stock options to acquire a number of shares equal to 5% of any new stock issued and any new stock options granted after August 7, 2006, such grant to occur on the earlier of (1) December 31, 2006 and (2) the completion of a financing round. The exercise price of such stock options will be the fair market value on the date of grant, and the vesting terms of such stock options will be the same as described above with respect to Mr. Godshall’s stock option to acquire 676,626 shares. All of such stock options will automatically vest upon a change in control, merger, or buyout of the Company.

Other than his election as a director, Mr. White has had no related party transactions with the Company within the last two years that would be required to be disclosed pursuant to this Item 5.02 or Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 31, 2006, the Board approved an amendment to the Company’s bylaws. The amendment (i) increased the maximum number of directors on the Board to eleven, and (ii) vested in the Board the power to, by a majority vote, elect new directors for the purpose of filling any vacancies on the Board caused by the death, resignation, retirement, disqualification, or removal from office of any directors. The text of the amendment as approved has been filed with this form as Exhibit 3.5.

Item 9.01. Financial statements and Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

3.5	Amendment to Bylaws

17.2	Letter of Resignation - William Flores

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: November __, 2006	By:
Name: Jonathan Godshall Title: President and Chief Executive Officer